Calculation of Filing Fee Tables
F-10
MANULIFE FINANCIAL CORP
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Class A Shares	457(o)
		Equity	Class B Shares	457(o)
		Equity	Class 1 Shares	457(o)
		Equity	Common Shares	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Receipts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 5,000,000,000.00	0.0001531	$ 765,500.00
Fees Previously Paid
			Total Offering Amounts:				$ 5,000,000,000.00		$ 765,500.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 551,000.00
			Net Fee Due:						$ 214,500.00
Offering Note
[1]	(i) There are being registered under the Registration Statement to which this exhibit pertains (the "Registration Statement") such indeterminate number of (i) Class A Shares, (ii) Class B Shares, (iii) Class 1 Shares, (iv) Common Shares, (v) Debt Securities, (vi) Warrants, (vii) Subscription Receipts and (viii) Units of Manulife Financial Corporation (the "Registrant") as shall have an aggregate initial offering price of US$5,000,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. (ii) The $5,000,000,000 maximum aggregate offering price is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Manulife Financial Corporation	F-10	333-274698	09/26/2023		$ 551,000.00	Unallocated (Universal) Shelf			$ 5,000,000,000.00
Fee Offset Sources		Manulife Financial Corporation	F-10	333-274698		09/26/2023						$ 551,000.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously filed a registration statement on Form F-10 (File No. 333-274698), filed on September 26, 2023 and declared effective on September 28, 2023 (the "Prior Registration Statement"), which registered an indeterminate number of securities with the maximum aggregate initial offering price not to exceed US$5,000,000,000. The Prior Registration Statement was not used, resulting in $5,000,000,000 as the unsold aggregate offering amount. This unused amount represents 100% of the $551,000 of the registration fees on the Prior Registration Statement and results in a fee offset of $551,000. The Registrant has terminated or completed any offering that included the unsold securities under the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A